PFG CUSTOMIZED DISTRIBUTION
PROPOSAL FOR
RUBY TUESDAY, INC.
FIRST AMENDMENT

The proposal and agreement dated July 25, 2001 is hereby amended retroactive to July 25, 2001 as follows:

1. Item #3, page 2, under Pricing is deleted and replaced with the following:
[_____]*

[_____]* Delivery service will commence to the area defined on exhibit "E" in October 2002 and to the area defined on exhibit "F" in March 2003.

[_____]*

Coca-Cola and Eco Lab products will be billed at [_____]*

2. Item #4, page 2, under Pricing is deleted and replaced with the following:
4. PFG and RTI agree to review the business relationship, [_____]* in the [_____]* of each calendar year with the agreed upon changes to take place [_____]* of each calendar year.

[_____]*

3. Item #2, page 8, under Credit Approval and Payment Terms is deleted and replaced by the following:

2. Customer's accounting week runs from Wednesday through Tuesday. On the Wednesday morning immediately following the end of each RTI accounting week, PFG will electronically transmit the invoices and credits for the accounting week to RTI's Support Center. Payment for each delivery during RTI's accounting week is to be received in good funds in PFG's bank no later than 1 p.m. Eastern Standard Time on Friday, [_____]* days after the end of customer's accounting week. Payments are to be made by wire transfer to the account of Performance Food Group Company, [_____]*, Reference: PFG Customized/RTI, First Union Bank, Richmond, VA.

4. On pages 8 & 9, under Credit Approval and Payment Terms item #5 and item #6 are added as follows:

5. Customer and SRG, as applicable, agree to pay a service charge on all of their respective balances not paid within approved payment terms, to accrue at [_____]* per month ([_____]* annually) or, alternatively, at the maximum commercial rate allowable under governing state law at the time the charges are incurred, whichever is less.

6. Customer and SRG, as applicable, agree to pay all expenses including, but not limited to, reasonable attorneys' fees incurred in connection with any successful enforcement by PFG of amounts owed to PFG by Customer or SRG, as applicable, under this agreement. PFG agrees to pay all expenses including, but not limited to, reasonable attorneys' fees incurred by Customer or SRG, as applicable, in connection with any successful enforcement by Customer or SRG of amounts owed to Customer or SRG under this agreement.

This first amendment has been accepted and executed by:

RUBY TUESDAY, INC.   KENNETH O. LESTER COMPANY, INC.      SPECIALTY RESTAURANT
                     DBA PFG CUSTOMIZED DISTRIBUTION      GROUP, LLC

BY:                  BY:                                  BY:

NAME:                NAME:                                NAME:

TITLE:               TITLE:                               TITLE:

DATE:                DATE:                                DATE:


*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION